EXHIBIT 10.1

December 6, 2004

David Kenin

16650 Calle Haleigh

Pacific Palisades, CA  90272

Re: 2nd Amendment to Employment Agreement

Dear Mr. Kenin:

This will confirm our agreement to further amend your employment agreement with Crown Media United States, LLC, dated December 20, 2001, as amended October 10, 2003 (the “Agreement”), as follows:

1.  The Term of the Agreement and your employment by Crown Media United States, LLC, as set out in Paragraph 2 of the Agreement, is extended for an additional three years, through January 2, 2008.

2.  Paragraph 3(a) of the Agreement is amended to provide for payment to you of an annual salary of $715,000 during the fourth year of the Term (January 3, 2005 through January 2, 2006); $750,000 during the fifth year of the Term (January 3, 2006 through January 2, 2007); and $790,000 during the sixth year of the Term (January 3, 2007 through January 2, 2008).

Except as amended herein, all other terms of the Agreement will remain in full force and effect.

Very truly yours,
Crown Media United States, LLC

By:	/s/ David Evans
David Evans
President

Accepted and Agreed to

/s/ David Kenin
David Kenin